Exhibit 77(o)


                  Transactions Effected Pursuant to Rule 10f-3

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
------------------------------ -------------------- ------------ --------------------- ----------------
                                                                                         Affiliated/
                                                                   Broker / Dealer        Principal
                                                      Date of         From Whom          Underwriter
          Fund Name                  Issuer          Purchase         Purchased         of Syndicate
------------------------------ -------------------- ------------ --------------------- ----------------
ING JPMorgan Small Cap Core    Dice Holdings,       7/17/2007    Morgan Stanley and    J.P. Morgan
Equity Portfolio               Inc. (DHX) IPO                    Company               Securities Inc.
------------------------------ -------------------- ------------ --------------------- ----------------
ING Van Kampen Real Estate
Portfolio                      Morgans Hotel Group  7/19/2007    Merrill Lynch         Morgan Stanley
------------------------------ -------------------- ------------ --------------------- ----------------
ING JPMorgan Value             VMware, Inc. (VMW)                Citigroup Global      J.P. Morgan
Opportunities Portfolio        IPO                  8/13/2007    Markets               Securities Inc.
------------------------------ -------------------- ------------ --------------------- ----------------
ING JPMorgan Small Cap Core    SuccessFactors,                   Morgan Stanley and    J.P. Morgan
Equity Portfolio               Inc.                 11/19/2007   Company               Securities Inc.
------------------------------ -------------------- ------------ --------------------- ----------------
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